UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event): August 20, 2007

Commission File No. 0-26634

LECROY CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	13-2507777
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Chestnut Ridge Road

Chestnut Ridge, New York 10977

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (845) 425-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 20, 2007, the Board of Directors of LeCroy Corporation adopted and approved the 2007 Stock Appreciation Plan (the “SAR Plan”) pursuant to which the Compensation Committee of the Board of Directors may award stock appreciation rights to eligible employees selected for participation in the SAR Plan. Each stock appreciation right (a “SAR”) awarded represents the right to receive an amount of cash equal to the excess of the fair market value of a share of LeCroy’s common stock on the date that a participant exercises such right over the fair market value of a share of LeCroy’s common stock on the date that such SAR was awarded. Awards of SARs will vest in four successive annual installments of 25% of the SARs subject to such award on the anniversary of the date of the grant of such award. The employee will have four years from the date of vesting of an installment in which to exercise such installment. The Plan will terminate on August 20, 2017. LeCroy adopted the SAR Plan to ensure that the compensation provided to selected employees is competitive with their peers in the market place, aligning managerial incentives with those of shareholders, and to provide an additional competitive long-term incentive value to those key employees of the Company.

In connection with its approval of the SAR Plan, the Compensation Committee of the Board of Directors approved SAR awards representing 595,000 shares of LeCroy common stock to certain employees of LeCroy, including certain named executive officers of LeCroy, as set forth opposite each individual’s name below:

Employee	Title	SAR Shares
Thomas H. Reslewic	President and Chief Executive Officer	300,000
Sean B. O’Connor	Vice President of Finance, Chief Financial Officer, Secretary and Treasurer	80,000
Carmine J. Napolitano	Vice President, General Manager – PSG	100,000
Conrad J. Fernandes	Vice President, General Manager - Oscilloscopes	60,000
David C. Graef	Vice President, Chief Technology Officer	55,000

The exercise price of the SAR awards described above was set at $7.60 per share, which equals the closing price of LeCroy’s common stock traded on Nasdaq Global Market on August 21, 2007. With continued service to LeCroy, all of the SARs set forth above shall vest and become exercisable in a series of four equal successive annual installments, with the first installment vesting on August 21, 2008, and the final installment vesting on August 21, 2011. Pursuant to the terms of the SAR Plan, each employee set forth above will have four years from the vesting of each installment of his above described award to exercise such installment.

Item 9.01	Financial Statements and Other Exhibits

Exhibit No.	Description
10.1	LeCroy Corporation 2007 Stock Appreciation Right Plan
10.2	Form of Stock Appreciation Right Grant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LECROY CORPORATION

By:	/s/ Sean O’Connor
Name:	Sean O’Connor
Title:	Vice President of Finance, Chief Financial Officer, Secretary and Treasurer

Dated: August 24, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	LeCroy Corporation 2007 Stock Appreciation Right Plan
10.2	Form of Stock Appreciation Right Grant Agreement